AMERICAN BILTRITE INC.
                           DEFERRED COMPENSATION PLAN
                            (Effective June 1, 1999)

1.    PURPOSE

      American Biltrite Inc. (the "Company") hereby establishes the American Biltrite Inc. Deferred Compensation Plan (the "Plan"), effective June 1, 1999 (the "Effective Date"). The purpose of the Plan is to provide an opportunity for certain employees of the Company to elect to defer the receipt of compensation payable by the Company on account of services rendered in the employ of the Company ("Compensation"). The Plan is intended as a means of maximizing the effectiveness and flexibility of compensation arrangements and as an aid in attracting and retaining individuals of outstanding abilities for employment with the Company. The Plan is to be offered to a select group of management or highly compensated employees within the meanings of Sections 201(2), 301(3) and 401(9) of the Employee Retire ment Income Security Act of 1974, as amended.

2.    COMMENCEMENT OF DEFERRALS

      The Plan shall be effective with respect to Compensation paid for services performed after July 1, 1999.

3.    PLAN ADMINISTRATION

      The Plan will be administered by Mark N. Kaplan and Gilbert Gailius (the "Committee") or any additional or different persons as shall be selected by the Board of Directors of the Company (the "Board"). Full power to implement, interpret and construe the provisions of the Plan (including, without limitation, the power to select and alter investment alternatives available under the Plan) shall, except as otherwise provided in the Plan, be vested in the Committee, which may adopt, alter, amend or revoke forms, guidelines, rules and procedures for such purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. The expense of administering the Plan shall be borne by the Company and shall not be charged against amounts payable hereunder.
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4.    ELIGIBILITY

      Any officer or key employee of the Company to whom participation herein is offered by the Committee (each, an "Executive") is eligible to participate in the Plan. Any such Executive shall be a participant in the Plan (a "Participant") as of the effective date of his or her first election to defer Compensation in accordance with Section 5 hereof, and his or her status as a Participant shall continue until the date of the last payment pursuant to
Section 7 hereof.

5.    ELECTION TO DEFER; COMPANY CONTRIBUTIONS

      (a) In General. Subject to the limitations set forth in Section 5(b), each Executive as of the Effective Date (and each Executive first offered participation in the Plan thereafter) shall be entitled to make irrevocable elections during an annual enrollment period established by the Committee to defer receipt of such amount of Compensation otherwise payable with respect to periods after the date of such election. Such election shall continue in effect for the period set forth therein until the Executive delivers to the Committee a written revocation or modification of such election with respect to Compensation that relates to services that are performed and compensation that is payable thereafter. Compensation which has been deferred pursuant to a deferral election shall be referred to hereinafter as "Deferred Compen sation."

      (b) Manner of Election. Elections to defer receipt of Compensation shall be made only during the annual enrollment period established by the Committee and only with respect to between 10% and 100% of the Participant's annual bonus and between 10% and 50% of the Participant's annual salary. Elections shall be made in accordance with such rules and procedures as the Committee may prescribe, pro vided that each such election to defer shall set forth the amount to be deferred, expressed either as a stated dollar amount or as a percentage of Compensation to be payable. Separate elections may be made with respect to annual bonus and annual salary. Elections to defer Compensation shall be made prior to the date any such Compensation is due to be paid in accordance with the procedures adopted by the Committee.

      (c) Designation of Beneficiary. Participants shall designate in writing, in accordance with such rules and procedures as the Committee may prescribe, the beneficiary or beneficiaries who are to receive the Participant's


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Deferred Compensa tion Account (as hereinafter defined) in the event of the
Participant's death.

      (d) Company Contributions. The Company may, in its sole discretion, make contributions to Plan with respect to one or more Participants. Any such contributions shall be credited to the Participant's Deferred Compensation Account and shall at all times be fully vested.

6.    RECORDS AND CREDITING OF DEFERRED AMOUNTS

      (a) In General. The Company shall credit to a memorandum account for the benefit of the Participant (a "Deferred Compensation Account") the amount of any Deferred Compensation as of the date such Compensation would otherwise have been payable to the Participant.

      (b) Valuation of Account. Each Participant's Deferred Compensation Account shall be valued each December 31 and at such other times as the Committee may deem necessary or advisable; it shall be increased by any Deferred Compensa tion credited to the account, decreased by any distribution made to the Participant from the account and credited with earnings or losses in accordance with the invest ment alternatives made available from time to time by the Committee and chosen by the Participant. Participants shall have the opportunity once each calendar quarter to change the allocation of the Deferred Compensation Account of the Participant among the investment alternatives made available by the Committee. Such changes shall be made in accordance with such rules and procedures as the Committee shall prescribe and shall be effective as of the first day of the following calendar quarter. In addition, once each calendar year, the Committee, in its sole discretion, shall have the right (but not the obligation) to change the allocation of the Deferred Compensa tion Account of a Participant among the available investment alternatives upon the request of such Participant.

      (c) Unsecured Obligations. The obligation of the Company to make payments of amounts credited to the Participant's Deferred Compensation Account shall be a general obligation of the Company, and such payment shall be made from general assets and property of the Company. The Participant's relationship to the Company under the Plan shall be only that of a general unsecured creditor, and neither this Plan nor any agreement entered into hereunder or action taken pursuant hereto shall create or be construed to create a trust or fiduciary relationship of any kind.


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

7.    PAYMENT OF DEFERRED COMPENSATION ACCOUNT

      (a) In General. No withdrawal or payment shall be made from the Participant's Deferred Compensation Account except as provided in this Section
7. Except as provided in Sections 7(c), 7(d), 7(e) and 7(f) hereof, no withdrawal or payment shall be made from the Deferred Compensation Account of any Participant prior to July 1, 2004.

      (b) Payment Event. The value of a Participant's Deferred Compensation Account shall be payable at the election of the Participant (made at the time the Participant's initial deferral election is made) in substantially equal annual install ments over either 10 or 15 years commencing on either the date on which the Participant attains age 65 or the date on which the Participant retires from the Company.

      (c) In-Service Distribution. Each Participant shall be entitled to receive, upon such Participant's written request, distribution of his or her entire Deferred Compensation Account in a single lump-sum amount. Upon the payment of such an in-service distribution, any such Participant shall forfeit 10% of his or her entire Deferred Compensation Account and shall be ineligible to participate in the Plan for the 36-month period following such distribution. In no event will a Participant receive more than one such in-service distribution.

      (d) Acceleration for Hardship. The Committee in its sole discretion may accelerate payments of amounts credited to a Participant's Deferred Compensation Account if requested to do so and if the requirements of this paragraph 7(d) are met. Such acceleration may occur only in the event of unforeseeable financial emergency or severe hardship from one or more recent events beyond the control of the Partici pant and is limited to the amount deemed by the Committee to be reasonably necessary to satisfy the emergency or hardship.

      (e) Death or Disability of Participant. In the event that a Participant shall die at any time prior to the full distribution of his or her Deferred Compensation Account, the unpaid balance of the Participant's Deferred Compensation Account shall be paid, in a single lump-sum amount, to the Participant's designated benefi ciary or beneficiaries. In the event that a Participant becomes disabled (as defined by the Committee) prior to the termination of his or her employment with the Company, his or her Deferred Compensation Account shall be distributed in ten equal annual installments (as described above) commencing on the later of (i) July 1, 2004 or


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(ii) the date of the Participant's termination of employment from the Company for such disability.

      (f) Distribution on Taxation. Notwithstanding anything in the Plan to the contrary, in the event that any income taxes become payable by a Participant with respect to Deferred Compensation, such Participant shall be paid, in a single lump-sum amount, the entire taxable portion of the Participant's Deferred Compensation Account.

8.    EFFECT OF CHANGE IN CONTROL OF THE COMPANY

      In the event of a change in control (as defined below), the entire unpaid balance of each Deferred Compensation Account then maintained by the Company shall be paid in a single lump sum amount to the Participant no later than the date of such change in control. "Change in control" means a change in control of the Company which will be deemed to have occurred if:

      (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than an Exempt Person (as defined below), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

      (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a di rector designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this
Section 8 whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

      (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or


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parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), other than an Exempt Person, acquired 50% or more of the combined voting power of the Com pany's then outstanding voting securities; or

      (d) the stockholders of the Company approve a plan of complete liquida tion of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

      For purposes of the foregoing, "Exempt Person" means (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock, par value $.01 per share, of the Company or (iv) any person or group of persons who, immediately prior to the adoption of this Plan, owned more than 50% of the combined voting power of the Company's then outstanding voting securi ties.

9.    NON-ASSIGNABILITY

      No right to receive payments under the provisions of this Plan shall be transferrable or assignable by a Participant, except by will or by the laws of descent and distribution.

10.   BINDING PROVISIONS

      All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder and their heirs and personal representatives. The Plan shall be binding upon and inure to the benefit of the Company, its succes sors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

11.   INCAPACITY

      If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian,


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committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company for that payment under the Plan.

12.   CONTINUED EMPLOYMENT

      Nothing contained herein shall be construed as conferring upon the Partici pant the right to continue in the employ of the Company in any capacity.

13.   CONTROLLING LAW

      The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

14.   AMENDMENT AND TERMINATION

      The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan; provided, that, the Company shall not cancel, reduce or otherwise adversely affect the amount of benefits of any Participant as of the date of any such modification, amendment or termination without the written consent of the Participant.


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